UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

CRI HOTEL INCOME PARTNERS, L.P.
(Exact Name of Issuer as Specified in its Charter)

Delaware	33-11096	52-1500621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike
Rockville, MD	20852
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 468-9200

(Former name or former address, of changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐      Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On August 9, 2011, CRI Hotel Income Partners, L.P., a Delaware limited partnership (the “Partnership”), announced the termination of that certain Purchase and Sale Agreement by and between Seller and Catamaran Properties, LLC, a Florida limited liability company (“Purchaser”),  dated as of May 17, 2011 and made effective as of May 26, 2011 (the “Purchase and Sale Agreement”).

Under the terms of the Purchase and Sale Agreement, Purchaser had agreed to purchase certain real and personal property of the Seller located in Clearwater, Florida and operated as the Clearwater Days Inn for a purchase price of Two Million Four Hundred Thousand Dollars ($2,400,000).  In accordance with Section 3(b) of the Purchase and Sale Agreement, Purchaser and Seller agreed to close the transaction on or before July 18, 2011.  Purchaser did not close the transaction and as a result the Purchase and Sale Agreement has terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRI HOTEL INCOME PARTNERS, L.P.
(Registrant)

by: CRICO Hotel Associates I, L.P.
General Partner

by: C.R.I., Inc.
Managing General Partner

August 10, 2011	by: /s/ H. William Willoughby
DATE	H. William Willoughby
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer